410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A
News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Highest Second Quarter Results on Record

CHICAGO-(March 11, 2025) - Oil-Dri Corporation of America (NYSE: ODC), producer and marketer of sorbent mineral products, today announced results for its second quarter and first six-months of fiscal year 2025.

	Second Quarter			Year to Date
(in thousands, except per share amounts)	Ended January 31,			Ended January 31,
	2025	2024	Change	2025	2024	Change
Consolidated Results
Net Sales	$116,914	$105,668	11%	$244,859	$217,106	13%
Operating Income *	$17,482	$15,165	15%	$38,672	$28,321	37%
Net Income	$12,921	$12,382	4%	$29,297	$23,124	27%
EBITDA †	$22,216	$19,233	16%	$48,383	$36,617	32%
Diluted EPS - Common ‡	$0.89	$0.85	5%	$2.01	$1.60	26%
Business to Business
Net Sales	$43,416	$36,234	20%	$91,831	$75,395	22%
Segment Operating Income	$14,322	$10,985	30%	$31,432	$22,108	42%
Retail and Wholesale
Net Sales	$73,498	$69,434	6%	$153,028	$141,711	8%
Segment Operating Income	$11,328	$11,877	(5)%	$24,705	$23,208	6%
* Includes unallocated corporate expenses
† Please refer to Reconciliation of Non-GAAP Financial Measures below for a reconciliation of Non-GAAP items to the comparable GAAP measures.
‡ Prior year per share figures have be updated to reflect the stock-split
Daniel S. Jaffee, President and Chief Executive Officer, stated, “I am pleased to announce we have achieved our highest second quarter net sales, gross profit and net income on record.
We effectively implemented our strategies to significantly grow our fluids purification and animal health businesses, as well as secure a position in the crystal cat litter market. A focus on optimizing product mix helped generate the 15th consecutive quarter of year-over-year sales growth and the 12th consecutive quarter of year-over-year gross profit improvement. Our strong operating results allowed us to invest heavily in our manufacturing infrastructure, pay down debt, and return value to shareholders through dividends. As we move forward into the second half of our fiscal year, we remain dedicated to driving sustainable growth while executing on our strategic vision with discipline and efficiency.”

Consolidated Results
Consolidated net sales for the second quarter of fiscal 2025 reached $116.9 million, or an 11% gain over the same period in the prior year. This increase was the combination of 7% organic growth and a 4% boost from the acquisition of our subsidiary, Ultra Pet Company, Inc. Revenue gains were fueled by a favorable product mix and higher prices. Sales generated from crystal cat litter, fluids purification, and animal health products contributed to the Company’s overall topline growth.

Consolidated gross profit of $34.4 million was achieved during the second quarter of fiscal year 2025, representing an 11% gain over the prior year. Gross margins were 29.5% in the second quarter of fiscal year 2025 compared to 29.3% in the same period in fiscal year 2024. This marks the tenth consecutive quarter of year-over-year gross margin expansion. Domestic cost of goods sold per ton increased by 11% compared to the last year, driven by higher material, freight, and packaging costs.

Selling, general and administrative expenses (“SG&A”) were $17.0 million during the second quarter of fiscal 2025 compared to $15.8 million for the same period last year. This $1.2 million, or 8%, increase reflects higher planned compensation, advertising costs, and the Company’s strategic investment in data analytics. Expenses related to the integration of the Ultra Pet acquisition, as well as amortization of intangible assets, were also incurred.

In the second quarter of fiscal year 2025, consolidated operating income increased to $17.5 million, or by 15%, compared to the second quarter of fiscal year 2024. Improved product mix and higher prices offset increases in SG&A expenses.

Total other expense, net was $1.2 million for the three months ended January 31, 2025, compared to $500,000 in the same period last year. This increase was mainly due to higher interest expense from the debt assumed for the Ultra Pet acquisition, foreign exchange losses, and lower interest income.

During the second quarter of fiscal 2025, income tax expense increased to $3.3 million compared to $2.3 million in the same period last year due to higher pre-tax income and a higher estimated annual effective tax rate ("ETR"). The ETR was 20.5% as of the second quarter of fiscal year 2025 compared to 15.7% as of the second quarter of fiscal year 2024.

Consolidated net income for the second quarter of fiscal year 2025 was $12.9 million, reflecting a 4% increase compared to the same period last year. Meanwhile, EBITDA grew a substantial 16% to $22.2 million, demonstrating Oil-Dri’s strong operational results.

Cash and cash equivalents as of January 31, 2025, totaled $22.6 million compared to $23.5 million at the end of fiscal year 2024. During the second quarter of fiscal 2025, Oil-Dri continued its significant investment in manufacturing infrastructure improvements and dividend distribution. In addition, the Company paid down the remaining $5.0 million of the $10.0 million revolving credit facility that was used to partially fund the acquisition of Ultra Pet.

Product Group Review
The Business to Business (“B2B”) Products Group’s second quarter of fiscal year 2025 revenues were $43.4 million, or 20% greater than the prior year. Sales of fluids purification and animal health products demonstrated robust growth, while revenues from agricultural products declined slightly. During the second quarter of fiscal 2025, fluids purification product sales reached $26.5 million, or a 17% increase over the prior year. This growth was driven by heightened demand for the Company’s Metal X and Metal Z products, spurred by the newly established renewable diesel plants in North America. Amlan, the Company’s animal health business, generated $7.7 million in sales, reflecting an 82% increase over the prior year. Revenue gains were achieved in all regions due to higher demand and a favorable product mix. The agricultural products business achieved quarterly net sales of $9.2 million, maintaining a relatively steady performance, albeit with a decrease of 1% from the prior year.

During the second quarter of fiscal year 2025, SG&A costs within the B2B Products Group decreased by $500,000, or 12%, compared to the same period last year. This was mainly driven by a reduction in compensation costs within the operating segment.

Operating income for the B2B Products Group was $14.3 million in the second quarter of fiscal year 2025 compared to $11.0 million in the same period of fiscal year 2024, reflecting a significant increase of 30%. This notable growth can be attributed to a favorable product mix and increased demand, complimented by lower SG&A expenses.

The Retail and Wholesale (“R&W”) Products Group’s second quarter revenues reached $73.5 million, a 6% increase over the prior year. This growth was driven by the acquisition of Ultra Pet, which contributed $4.4 million in sales from both branded and private label crystal litter products. Excluding the impact of the acquisition, organic sales within the operating segment remained flat. Total domestic clay-based cat litter revenues, excluding the Company’s co-packaged coarse cat litter business, increased to $51.3 million, or 2% over the prior year, resulting from higher demand of lightweight and coarse litter products. Oil-Dri experienced significant topline growth of its EPA-approved Cat’s Pride Antibacterial Clumping Litter, which more than doubled during the second quarter of fiscal year 2025 compared to the prior year. Conversely, revenues of co-packaged coarse cat litter decreased by $1.5 million, or 25%, versus last year. In the second quarter of fiscal year 2024, co-packaged litter sales were boosted by the recovery from a cyberattack on a key customer, which influenced year-over-year comparisons. Domestic industrial and sports product revenues were $9.8 million in the second quarter of fiscal 2025, or 3% higher than the same period in the prior year. This increase was driven by both the net effect of higher pricing to offset elevated costs and new distribution at a national retailer. The Company’s Canadian subsidiary reported sales declines as a result of softer revenues from cat litter and industrial floor absorbent products.

During the second quarter of fiscal 2025, SG&A expenses within the R&W Products Group increased by $1.2 million, or 30%, over the prior year. This increase was driven by higher compensation and advertising costs, as well as acquisition-related amortization of intangible assets. While advertising costs were up in the second quarter, Oil-Dri expects advertising expenditures for the full fiscal year 2025 to be lower than fiscal year 2024.

Operating income for the R&W Products Group was $11.3 million in the second quarter of fiscal year 2025 compared to $11.9 million in the prior year, reflecting a 5% decrease. Higher operating costs offset the increase in net sales in the quarter.

The Company will host its second quarter of fiscal year 2025 earnings discussion via a live webcast on Wednesday, March 12, 2025 at 10:00 a.m. Central Time. Participation details are available on the Company’s website’s Events page.

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“Oil-Dri”, “Cat’s Pride”, “Metal X”, “Metal Z”, and “Amlan” are registered trademarks of Oil-Dri Corporation of America and its subsidiaries.

About Oil-Dri Corporation of America
Oil-Dri Corporation of America is a leading manufacturer and supplier of specialty sorbent products for the pet care, animal health and nutrition, fluids purification, agricultural ingredients, sports field, industrial and automotive markets. Oil-Dri is vertically integrated which enables the Company to efficiently oversee every step of the process from research and development to supply chain to marketing and sales. With over 80 years of experience, the Company continues to fulfill its mission to Create Value from Sorbent Minerals.

Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are based on management’s current expectations, estimates, forecasts, assumptions and projections about future events, our future performance, the future of our business, our plans and strategies, projections, anticipated trends, the economy and other future developments and their potential effects on us. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Forward-looking statements can be identified by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” “potential,” “strive,” and similar references to future periods.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated, intended, expected, believed, estimated, projected, planned or otherwise expressed in any forward-looking statements, including, but not limited to, those described in our most recent Annual Report on Form 10-K and from time to time in our other filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures in this press release as supplemental financial metrics. In particular, EBITDA is a non-GAAP financial measure provided herein. We provide a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below.

The non-GAAP financial measures we use may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared and reported in accordance with GAAP. We believe that certain non-GAAP measures may be helpful to investors and others in understanding and evaluating our operating results, and we urge investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included in this release, and not to rely on any single financial measure to evaluate our business.

Contact:
Leslie A. Garber
Director of Investor Relations
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
	Second Quarter Ended January 31,
	2025	% of Sales	2024	% of Sales
Net Sales	$116,914	100.0%	$105,668	100.0%
Cost of Goods Sold	(82,466)	(70.5)%	(74,726)	(70.7)%
Gross Profit	34,448	29.5%	30,942	29.3%
Selling, General and Administrative Expenses	(16,966)	(14.5)%	(15,777)	(14.9)%
Operating Income	17,482	15.0%	15,165	14.4%
Other Expense, Net	(1,222)	(1.0)%	(483)	(0.5)%
Income Before Income Taxes	16,260	13.9%	14,682	13.9%
Income Taxes Expense	(3,339)	(2.9)%	(2,300)	(2.2)%
Net Income	12,921	11.1%	12,382	11.7%

Net Income Per Share: Basic Common	$0.95		$0.92
Basic Class B	$0.72		$0.69
Diluted Common	$0.89		$0.85
Diluted Class B	$0.72		$0.69
Avg Shares Outstanding: Basic Common	9,895		9,766
Basic Class B	4,004		3,955
Diluted Common	13,899		13,721
Diluted Class B	4,004		3,955

Note all prior period share and per-share data has been updated to reflect the stock-split.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Six Months Ended January 31,
	2025	% of Sales	2024	% of Sales
Net Sales	$244,859	100.0%	$217,106	100.0%
Cost of Goods Sold	(169,631)	(69.3)%	(155,173)	(71.5)%
Gross Profit	75,228	30.7%	61,933	28.5%
Selling, General and Administrative Expenses	(36,556)	(14.9)%	(33,612)	(15.5)%
Operating Income	38,672	15.8%	28,321	13.0%
Other Expense, Net	(2,210)	(0.9)%	(809)	(0.4)%
Income Before Income Taxes	36,462	14.9%	27,512	12.7%
Income Taxes Expense	(7,165)	(2.9)%	(4,388)	(2.0)%
Net Income	29,297	12.0%	23,124	10.7%

Net Income Per Share: Basic Common	$2.17		$1.72
Basic Class B	$1.63		$1.29
Diluted Common	$2.01		$1.60
Diluted Class B	$1.63		$1.29
Avg Shares Outstanding: Basic Common	9,870		9,712
Basic Class B	3,986		3,943
Diluted Common	13,856		13,655
Diluted Class B	3,986		3,943

Note all prior period share and per-share data has been updated to reflect the stock-split.

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
	As of January 31,	As of July 31,
	2025	2024
Current Assets
Cash and Cash Equivalents	$22,589	$23,481
Accounts Receivable, Net	66,086	62,171
Inventories, Net	55,231	54,236
Prepaid Expenses and Other Assets	5,110	7,270
Total Current Assets	149,016	147,158
Property, Plant and Equipment, Net	137,416	137,796
Other Assets	67,315	69,651
Total Assets	$353,747	$354,605

Current Liabilities
Current Maturities of Notes Payable	$1,000	$1,000
Accounts Payable	14,004	15,009
Dividends Payable	2,097	2,096
Other Current Liabilities	35,089	48,572
Total Current Liabilities	52,190	66,677
Noncurrent Liabilities
Long-term debt	39,796	49,774
Other Noncurrent Liabilities	25,901	27,566
Total Noncurrent Liabilities	65,697	77,340
Stockholders' Equity	235,860	210,588
Total Liabilities and Stockholders' Equity	$353,747	$354,605

Book Value Per Share Outstanding	$17.02	$15.42

Note all prior period share and per-share data has been updated to reflect the stock-split.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	For the Six Months Ended
	January 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$29,297	$23,124
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and Amortization	10,817	8,854
Increase in Accounts Receivable	(4,424)	(64)
Increase in Inventories	(1,394)	(3,666)
Increase (Decrease) in Prepaid Expenses	1,019	(3,217)
Increase (Decrease) in Accounts Payable	1,989	(3,243)
Decrease in Accrued Expenses	(8,371)	(7,582)
Other	3,397	3,739
Total Adjustments	3,033	(5,179)
Net Cash Provided by Operating Activities	32,330	17,945

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(17,806)	(15,546)
Acquisition of Business	(115)	—
Net Cash Used in Investing Activities	(17,921)	(15,546)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on Revolving Credit Facility	(10,000)	—
Dividends Paid	(4,194)	(3,889)
Purchases of Treasury Stock	(2,164)	(2,575)
Net Cash Used In Financing Activities	(16,358)	(6,464)

Effect of exchange rate changes on Cash and Cash Equivalents	57	111

Net Decrease in Cash and Cash Equivalents	(1,892)	(3,954)
Cash and Cash Equivalents, Beginning of Period	24,481	31,754
Cash and Cash Equivalents, End of Period	$22,589	$27,800

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
	Second Quarter		Year to Date
	Ended January 31,		Ended January 31,
	2025	2024	2025	2024
GAAP: Net Income	$12,921	$12,382	$29,297	$23,124
Depreciation and Amortization	$5,436	$4,486	$10,817	$8,854
Interest Expense	$606	$362	$1,340	$723
Interest Income	$(86)	$(297)	$(236)	$(472)
Income Tax Expense	$3,339	$2,300	$7,165	$4,388
EBITDA	$22,216	$19,233	$48,383	$36,617